Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement for Manhattan Scientifics, Inc. 2004 Consultant Stock Plan of Manhattan Scientifics, Inc. (a development stage enterprise) and subsidiaries (the "Company") of our report dated April 13, 2004 relating to the consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (capital deficit), and cash flows for the years ended December 31, 2003 and 2002 and for the period from July 31, 1992 (inception) through December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-KSB of the Company filed on April 15, 2004 and is incorporated by reference in this Registration Statement. Our report included an explanatory paragraph indicating that the Company will continue as a going concern.

                  /s/ Eisner LLP

Florham Park, New Jersey
November 22, 2004

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